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                                                                  EXHIBIT 23.2
[KPMG LOGO OMITTED]



                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
TC Pipeline GP, Inc.:

We consent to the incorporation by reference in TC PipeLines, LP's registration statement on Form S-3 (Commission File No. 333-86804) of our report dated January 27, 2004, with respect to the balance sheets of Northern Border Pipeline Company as of December 31, 2003 and 2002, and the related statements of income, comprehensive income, cash flows and changes in partners' equity for each of the years in the three-year period ended December 31, 2002 included in TC PipeLines, LP's Annual Report on Form 10-K for the year ended December 31, 2003 and to the reference to our firm under the heading "Experts" in the prospectus contained in the registration statement.


                                                /s/  KPMG LLP
                                                -------------------------------

Omaha, Nebraska
March 12, 2004



[KPMG LETTERHEAD LOGO OMITTED] KPMG LLP, a U.S. limited liability partnership, is the U.S. member firm of
                               KPMG International, a Swiss cooperative.